UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

_____________________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report:
(Date of earliest event reported)

January 3, 2012

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ATHERONOVA INC.
(Exact name of registrant as specified in charter)

Delaware
(State or other Jurisdiction of Incorporation or Organization)

000-52315 (Commission File Number)		20-1915083 (IRS Employer Identification No.)
2301 Dupont Drive, Suite 525 Irvine, CA 92612 (Address of Principal Executive Offices and zip code)
(949) 476-1100 (Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 3, 2012, the Registrant’s board of directors (the “Board”) increased the authorized directors constituting the Board to seven, and appointed Johan M. (Thijs) Spoor to fill the vacant seat on the Board.  Mr. Spoor is an independent director who will serve on the Audit Committee and Medical Committee of the Board.  Mr. Spoor replaced Mr. Polinsky on the Audit Committee of the Board and replaced Mr. DiPerna on the Medical Committee of the Board.  There are no arrangements or understandings between Mr. Spoor and any other persons pursuant to which Mr. Spoor was selected as a director.

Mr. Spoor currently serves as the Chief Executive Officer and President, and is a director, of FluoroPharma Medical, Inc.  Mr. Spoor previously held the title of Chief Financial Officer for Sunstone BioSciences.  Prior to joining Sunstone BioSciences, Mr. Spoor worked as a consultant at Oliver Wyman focusing on helping pharmaceutical and medical device companies evaluate their global revenue potential given the complex interplay of regulatory approvals, the reimbursement environment, as well as the impact of physician preference within constantly evolving standards of care.  He further specialized on the implications of healthcare reform on new product approval and health insurance reform.  Mr. Spoor has also been an equity research analyst at J.P. Morgan and Credit Suisse covering the Biotechnology and Medical Device industries.  Mr. Spoor worked in the pharmaceutical industry spending 10 years with Amersham / GE Healthcare where he worked in seven countries in a variety of roles including setting up GMP facilities meeting ISO 9001 standards, accountability for the entire nuclear cardiology portfolio and most recently as the Director of New Product Opportunities leading the PET strategic plan.  Mr. Spoor holds a Nuclear Pharmacy degree from the University of Toronto as well as an M.B.A. from Columbia University with concentrations in finance and accounting.  Mr. Spoor has been a guest lecturer at Columbia Business School, Kings College in London and the University of Newcastle in Australia and has presented at medical grand rounds and psychiatric grand rounds at various hospitals on the role of brain imaging.

In connection with his appointment to the Board, on January 3, 2012, the Compensation Committee of the Board approved the grant of an option to Mr. Spoor to purchase 50,000 shares of the Registrant’s common stock.  The option has a term of seven years and a per share exercise price of $1.30, the closing price the Registrant’s common stock as quoted on the OTC electronic interdealer quotation system on January 3, 2012.  The option vests 25% on the date of grant and on each anniversary thereof until fully vested.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AtheroNova Inc.

Date: January 4, 2012	By:	/s/ Mark Selawski
Mark Selawski
Chief Financial Officer & Secretary

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